Exhibit 10.28

DEBT CONVERSION AGREEMENT

THIS DEBT CONVERSION AGREEMENT (this “Agreement”) is made and entered into as of October 31, 2023 (the “Effective Date”) by and between Innventure, LLC (formerly known as We-Innventure, LLC), a Delaware limited liability company (the “Company”), and Innventure1 LLC (the “Holder”). The Company and the Holder may be referred to herein, each as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, the Company and the Holder entered into that certain debt transactions dating back to fiscal 2016 through to the date of this Agreement, pursuant to which the Company acknowledged the receipt of funds in exchange for a related party debt obligation that was not formally documented by either Party, however fully recognized by both Parties;

WHEREAS, the principal amount of the debt, together with the accrued but unpaid interest thereon and all other obligations and liabilities thereunder, amounted to an aggregate outstanding balance of $504,455.00 (the “Debt”);

WHEREAS, the Debt was converted into Class B Preferred Units of the Company (the “Units”), effective as of October 31, 2023 (the “Conversion Date”), as consideration for the full satisfaction of the Debt and all other obligations of the Company under the Loan Agreements (collectively, the “Obligations”); and

WHEREAS, the Company and the Holder desire to enter into this Agreement to memorialize the conversion of the Debt into the Units in full satisfaction of the Debt and the Obligations and the simultaneous cancellation of all outstanding Debt balances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

1.             Conversion and Satisfaction of the Note.

(a)         Conversion. The Debt was irrevocably converted into the Units as consideration for the termination of the Note, in each case, effective as of the Conversion Date.

(b)         Cancellation of Note. Effective as of the Conversion Date, (i) all of the Obligations were deemed to have been completely discharged and satisfied in full, (ii) the Company no longer has any liabilities or obligations to the Holder or to anyone who may have a claim by, through or under the Holder with respect to the Loan Agreements; and (iii) any and all mortgages, charges, pledges, liens, encumbrances or other security interests, including, without limitation, anything analogous to any of the foregoing under the laws of any jurisdiction, against any property of the Company or any of its affiliates that were created by the Loan Agreements were deemed to be automatically released and terminated. On the Conversion Date, the Loan Agreements automatically were deemed for all purposes to have been (i) amended and modified by virtue hereof to the full extent necessary to permit and facilitate their conversion into the Units and (ii) terminated in full and null, void and of no further force or effect. Upon entering into this Agreement, the Holder agrees that for all intents and purpose the original Note is deemed to be cancelled.

(a)         Release of Obligations.

(i)         Effective as of the Conversion Date, in consideration of the covenants, agreements, acknowledgements and undertakings of the Parties under this Agreement, each of the Holder and the Company, on behalf of themselves and their respective present and former parents, subsidiaries, affiliates, divisions, officers, directors, shareholders, general and limited partners, investors, securityholders, members, successors, and assigns (collectively, “Releasors”), hereby unconditionally, irrevocably and forever releases, holds harmless and discharges each other Party and their respective present and former parents, subsidiaries, affiliates, divisions, officers, directors, shareholders, general and limited partners, investors, securityholders, members, successors, assigns, employees, agents, managers, attorneys, administrators, and insurers (collectively, the “Releasees”) from, and agrees not to sue concerning, or in any manner to institute, prosecute, or pursue, any claim, complaint, charge, duty, obligation, demand, or cause of action relating to the Units, the Obligations and each of the Loan Agreements, whether presently known or unknown, suspected or unsuspected, that such Party may possess against any of the Releasees arising from any omissions, acts, facts, or damages that have occurred prior to the Conversion Date.

(ii)         Each Releasor acknowledges and agrees that it has read Section 1542 of the Civil Code of the State of California (the “California Code”), which provides as follows:

(iii)       A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS THAT THE CREDITOR OR RELEASING PARTY DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE AND THAT, IF KNOWN BY HIM OR HER, WOULD HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR OR RELEASED PARTY.

(iv)        Each Releasor understands that Section 1542 of the California Code gives it the right not to release existing claims of which it is not now aware, unless it voluntarily chooses to waive this right. Even though each Releasor is aware of this right, each Releasor nevertheless hereby voluntarily waives the rights described in Section 1542 of the California Code, and elects to assume all risks for claims that now exist in its favor, known or unknown, arising from the subject matter of this Agreement.

(b)         Covenant Not to Sue. The Holder expressly agrees that neither the Holder nor any person acting on the Holder’s behalf will file or bring or permit to be filed or brought any lawsuit or other action before any court, agency or other governmental authority for legal or equitable relief against any of the Releasees involving any of the claims released hereunder. If any person seeks to join the Holder in any proposed or certified class or collective action, the Holder shall refrain from joining, will actively opt-out, and will affirmatively refuse to participate in any such action. In the event that such an action is filed against any of the Releasees, the Holder agrees that such Releasees are entitled to legal and equitable remedies against the Holder, including an award of attorney’s fees.

2.             Representations and Warranties of the Company. The Company hereby represents and warrants to the Holder, as of the Effective Date, as follows:

(a)        Authorization. The Company has all requisite corporate power and authority to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all requisite corporate action. The Company has duly authorized, executed and delivered this Agreement, and this Agreement constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting the rights and remedies of creditors generally, the exercise of judicial or administrative discretion in accordance with general equitable principles, or public policy.

(b)        Governmental Consent or Approval Required. No authorization, consent or approval of any governmental agency or body is required to be made or obtained by the Company for or in connection with the execution and delivery by the Company of this Agreement, except where the failure to obtain such authorizations, consents or approvals would not materially or adversely affect the Company’s ability to consummate the transactions contemplated hereby.

(c)        Litigation. There is no material action, suit, or claim before any court, arbitrator, mediator or governmental body pending (i) against the Company or, (ii) to the Company’s knowledge, against any consultant, officer, director or key employee of the Company arising out of his or her relationship with the Company.

3.             Representations, Warranties of the Holder. The Holder represents and warrants to the Company, as of the Effective Date, as follows:

(a)         Authorization. The Holder has all requisite corporate, limited liability company, partnership or other power and authority to enter into this Agreement and carry out and perform its obligations under the terms of this Agreement. The execution, delivery and performance by the Holder of this Agreement have been duly authorized by all requisite corporate, limited liability company, partnership or other action. The Holder has duly authorized, executed and delivered this Agreement, and this Agreement constitutes a valid and binding obligation of the Holder, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, moratorium and other laws of general application affecting the rights and remedies of creditors generally, the exercise of judicial or administrative discretion in accordance with general equitable principles, or public policy.

(b)        Knowledge and Experience; Economic Risk. The Holder has sufficient knowledge and experience in business and financial matters and with respect to investment in securities of privately held companies so as to enable it to analyze and evaluate the merits and risks of the transactions contemplated hereby and is capable of protecting its interest in connection with this Agreement. The Holder is able to bear the economic risk of the transactions contemplated hereby, including a complete loss of the Units.

(c)         Title. As of the Conversion Date, the Holder was the record and beneficial owner of, and had good and valid title to, the Note, free and clear of all liens and encumbrances and had not transferred to any person, corporation, partnership, limited liability company, trust or other legal entity (each, a “Person”) any rights or interests with respect to the Note, and no Person had, or has the right to acquire, the Note or any interest therein.

(d)        Access to Information.

(i)          The Holder understands, acknowledges and agrees that as of the date hereof the Company and its directors, managers, officers, agents and representatives may have material non-public knowledge and information (“Information”) concerning the business, affairs, financial condition, prospects and financing plans of the Company, respectively, that has not been made available to the Holder or disclosed to the Holder by the Company or its officers, directors, agents or representatives and that, except as provided in this Agreement, neither the Company nor any of its officers, directors, agents or representatives has made any representation or warranty (express or implied) to the Holder concerning the Company or its businesses, affairs, financial conditions, prospects, financing plans or any other matter. The Holder understands the disadvantage to it of proceeding with the transactions contemplated by this Agreement in light of the disparity of information between the Holder and the Company. Notwithstanding such disparity, the Holder, having made its own decision and not relying on the absence of any Information, has determined to enter into this Agreement and to effect transactions contemplated hereby even though the Holder does not have the Information.

(ii)         The Holder hereby: (A) acknowledges that it has received all the information it has requested from the Company it considers necessary or appropriate for deciding whether to consummate the transactions contemplated by this Agreement; and (B) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the transactions contemplated by this Agreement and to obtain any additional information necessary to verify the accuracy of the information given to the Holder.

(iii)       The Holder hereby: (A) acknowledges that it has received and reviewed a complete copy of the Company’s Limited Liability Company Agreement, dated as of April 27, 2022 (the “LLC Agreement”), by and among the Company and its members; (B) agrees that, upon execution of this Agreement, the Holder shall be fully bound by, and subject to, all of the terms and conditions of the LLC Agreement as though an original party thereto; and (C) acknowledges that, prior to executing this Agreement, the Holder has had a full and complete opportunity to consult with independent advisors of its choosing including, without limitation, accountants, tax advisors and legal counsel, regarding the terms and implications of this Agreement and the LLC Agreement.

(e)         No Registration. The Holder understands that the Units have not been registered under the Securities Act of 1933, as amended (the “Act”), and that the Units must be held indefinitely unless they are subsequently registered under the Act or an exemption from such registration is available, and that the Company has no obligation to register the Units or to comply with any exemption from such registration.

(f)           Accredited Investor Status. The Holder is an “accredited investor” as such term is defined in Rule 501 under the Act.

(g)        Rule 144. The Holder understands that the provisions of Rule 144 (which are known to the Holder) promulgated by the Securities and Exchange Commission under the Act depend upon the satisfaction of various conditions and that the safe harbor provided by Rule 144 is not currently available and the Company has no plans to satisfy these conditions in the foreseeable future.

4.          Entire Agreement. This Agreement and the LLC Agreement set forth the entire agreement and understanding between the Parties and their respective affiliates with respect to the subject matter hereof and thereof and supersedes any and all prior agreements, understandings, negotiations and communications (including the Loan Agreements), whether oral or written, relating to the subject matter of this Agreement.

5.          Further Assurances. Each Party agrees and covenants that at any time and from time to time it will promptly execute and deliver to the other Parties such further instruments and documents and take such further action as the other Parties may reasonably require in order to carry out the full intent and purpose of this Agreement and comply with state and federal securities laws or other regulatory approvals.

6.          Governing Law. This Agreement and all claims arising in whole or in part out of, related to, based upon, or in connection herewith or the subject matter hereof will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

7.          Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, representatives, successors, and assigns. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.          Counterparts; Electronic Transmission. This Agreement may be executed by the respective Parties on two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. This Agreement may be executed by the Parties and transmitted by electronic or facsimile transmission with the same effect as if the Parties had delivered an executed original agreement.

9.         Notification of Intent to Distribute Class B Units to Innventure1 LLC Members. The Holder wishes to formally notify, and the Company acknowledges and accepts such notification, in relation to Section 3.2 of the Innventure LLC Amended and Restated Class B Preferred Unit Purchase Agreement that the Holder intends to complete a formal dissolution and thus distribute these Class B Units to the Holder’s members. The Holder’s members each individually meet the definition of an Accredited Investor as defined within 3(f). The Company acknowledges that the Company’s Board has approved the Holder’s members as future members of the Company within its October 26, 2023 minutes.

10.           Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first above written.

COMPANY:

INNVENTURE, LLC

By:	/s/ Gregory W. Haskell
Name: Gregory W. Haskell
Title: Chief Executive Officer

HOLDER:

INNVENTURE1, LLC

By:	/s/ Michael Otworth
Name: Michael Otworth
Title: Member

[Signature Page to Promissory Note Conversion Agreement]